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                                                                    Exhibit 23.2


             Consent of Independent Certified Public Accountants

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Cyber-Care Retirement Savings Plan. and to the incorporation by reference therein of our report dated March 1, 2002, with respect to the consolidated financial statements and schedules of CyberCare, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP


West Palm Beach, Florida
April 18, 2002